1 Loan No. 00031748S01 REVOLVING CREDIT PROMISSORY NOTE THIS REVOLVING CREDIT PROMISSORY NOTE (this “Promissory Note”) to the Credit Agreement dated July 3, 2017 (such agreement, as may be amended, hereinafter referred to as the “Credit Agreement”), is entered into as of ______________________ between FARM CREDIT SERVICES OF AMERICA, PCA, a federally-chartered instrumentality of the United States (“Lender”) and LINCOLNWAY ENERGY, LLC, Nevada, Iowa, a limited liability company (together with its permitted successors and assigns, the “Borrower”). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement. SECTION 1. REVOLVING CREDIT COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed $7,500,000.00, at any one time outstanding (the “Commitment”). Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow. SECTION 2. PURPOSE. The purpose of the Commitment is to finance the operating needs of the Borrower. SECTION 3. TERM. The term of the Commitment will be from the date hereof, up to and including August 1, 2022, or such later date as Agent may, in its sole discretion, authorize in writing (the “Term Expiration Date”). Notwithstanding the foregoing, the Commitment will be renewed for an additional year only if, on or before the Term Expiration Date, Agent provides to the Borrower a written notice of renewal for an additional year (a “Renewal Notice”). If on or before the Term Expiration Date, Lender grants a short-term extension of the Commitment, the Commitment will be renewed for an additional year only if Agent provides to the Borrower a Renewal Notice on or before such extended expiration date. All annual renewals will be measured from, and effective as of, the same day as the Term Expiration Date in any year. SECTION 4. LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement. SECTION 5. INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s): (A) One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 3.250% above the higher of: (1) zero percent (0.00%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to Agent, the Borrower, or any other party, July 6, 2021

LINCOLN WAY ENERGY, LLC Nevada, Iowa Promissory Note No. 00031748 SO I SIGNATURE PAGE TO PROMISSORY NOTE IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s). FARM CREDIT SERVICES OF AMERICA, PCA By: IL- Name: Title: Lre H